UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 22, 2002
Date of Report (Date of earliest event reported)

CROWN MEDIA HOLDINGS, INC.
(Exact name of Registrant as Specified in Charter)

Delaware (State or other Jurisdiction of Incorporation)	0-30700 (Commission File Number)	84-1524410 (IRS Employer Identification No.)

6430 S. Fiddlers Green Circle, Suite 500
Greenwood Village, Colorado 80111
(Address of Principal Executive Offices)

(303) 220-7990
Registrant’s telephone number, including area code

Item 4. Changes in Registrant’s Certifying Accountant
Item 7. Financial Statements and Exhibits
SIGNATURES
EX-16.1 Letter from Arthur Andersen LLP

Item 4. Changes in Registrant’s Certifying Accountant

     On April 22, 2002, the Audit Committee of our Board of Directors dismissed Arthur Andersen LLP as our independent public accountant and engaged KPMG LLP to serve as our independent public accountant for the year ending December 31, 2002.

     Arthur Andersen LLP’s reports on our consolidated financial statements for the past two years ended December 31, 2000 and December 31, 2001, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During our two most recent fiscal years ended December 31, 2000 and December 31, 2001 and the period from January 1, 2002 to April 15, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. In addition, during the above period, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     We provided Arthur Andersen LLP with a copy of the foregoing statements. Attached as Exhibit 16.1 is a copy of a letter from Arthur Andersen, dated April 22, 2002, stating its agreement with such statements.

     During our two most recent fiscal years ended December 31, 2000 and December 31, 2001 and the period from January 1, 2002 to April 15, 2002, we did not consult with KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

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Item 7. Financial Statements and Exhibits

     The following exhibits are filed with this Report:

Exhibit No.	Document

16.1	Letter from Arthur Andersen LLP, dated April 23, 2002, to the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN MEDIA HOLDINGS, INC. (Registrant)

Date April 23, 2002	By	/s/ William J. Aliber William J. Aliber Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Document

16.1	Letter from Arthur Andersen LLP, dated April 23, 2002, to the Securities and Exchange Commission.

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